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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887, 333-57355,
333-43641, 333-64743, 333-53835 and 333-38850) and the Registration Statements
on Form S-8 (File Nos. 33-95188, 333-36699 and 333-45317) of First Industrial Realty Trust, Inc. of our report dated February 9, 2001 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A No. 1. We also consent to the incorporation by reference of our report dated February 9, 2001 relating to the financial statement schedule, which appears in this Form 10-K/A No. 1.



                                                      PricewaterhouseCoopers LLP

Chicago, Illinois
July 6, 2001